Exhibit 12
                                                                     Page 1 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                         Three Months Ended
                                                            September 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                 $4,092,929   $5,526,896
Federal income taxes                                     2,156,716    3,069,683
Interest charges                                         2,564,569    2,855,373

                                                       ___________  ___________

 Earnings available to cover fixed charges              $8,814,214  $11,451,952

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                               2,693,560    2,917,022
Preferred dividend requirement (1)                         310,353      408,306
Other interest                                              10,987        5,640
Amortization of debt discount - net                         80,889       54,197

                                                       ___________  ___________

Total fixed charges                                     $3,095,789   $3,385,165

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.85         3.38

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $203,250     $262,500
Effective tax rate                                           34.51%       35.71%

                                                       ___________  ___________
Preferred dividend requirement                            $310,353     $408,306

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.


















                                                                     Exhibit 12
                                                                     Page 2 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                          Nine Months Ended
                                                            September 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                $10,658,485  $12,080,056
Federal income taxes                                     5,599,224    6,341,223
Interest charges                                         7,853,490    8,656,999

                                                       ___________  ___________

 Earnings available to cover fixed charges             $24,111,199  $27,078,278

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                               8,080,451    8,725,434
Preferred dividend requirement (1)                       1,000,255    1,200,823
Other interest                                              15,061       69,233
Amortization of debt discount - net                        238,756      162,591

                                                       ___________  ___________

Total fixed charges                                     $9,334,523  $10,158,081

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.58         2.67

                                                       ___________  ___________

                                                       ___________  ___________







(1) Preferred Dividend Requirement:

Preferred dividends                                       $655,767     $787,500
Effective tax rate                                           34.44%       34.42%

                                                       ___________  ___________
Preferred dividend requirement                          $1,000,255   $1,200,823

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.














                                                                     Exhibit 12
                                                                     Page 3 of 3

                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends


                                                          Twelve Months Ended
                                                             September 30,
                                                          1994         1993

                                                        ________     ________
EARNINGS:

Income before preferred stock dividends                $13,410,948  $15,122,547
Federal income taxes                                     7,174,795    7,735,153
Interest charges                                        10,634,201   11,457,217

                                                       ___________  ___________

 Earnings available to cover fixed charges             $31,219,944  $34,314,917

                                                       ___________  ___________

                                                       ___________  ___________

FIXED CHARGES AND
 PREFERRED DIVIDENDS:

Interest on long-term debt                              10,882,318   11,617,538
Preferred dividend requirement (1)                       1,409,466    1,587,062
Other interest                                              23,749      107,239






Amortization of debt discount - net                        300,548      216,561

                                                       ___________  ___________

Total fixed charges                                    $12,616,081  $13,528,400

                                                       ___________  ___________

                                                       ___________  ___________

Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                      2.47         2.54

                                                       ___________  ___________

                                                       ___________  ___________

(1) Preferred Dividend Requirement:

Preferred dividends                                       $918,267   $1,050,000
Effective tax rate                                           34.85%       33.84%

                                                       ___________  ___________
Preferred dividend requirement                          $1,409,466   $1,587,062

                                                       ___________  ___________

                                                       ___________  ___________




Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.